Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-257799, 333-260479, 333-263752 and 333-271095) of Vital Energy, Inc.
(2)	Registration Statements (Form S-8 Nos. 333-178828, 333-211610, 333-231593 and 333-256431) of Vital Energy, Inc.

of our report dated April 28, 2023, relating to the consolidated financial statements of Tall City Exploration III LLC as of and for the years ended December 31, 2022 and 20221 incorporated by reference in this Current Report on Form 8-K of Vital Energy, Inc.

/s/ Ernst & Young LLP

Houston, TX

September 12, 2023